UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2007
Idera Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-31918	04-3072298

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

167 Sidney Street, Cambridge, Massachusetts	02139

(Address of Principal Executive Offices)	Zip Code)
Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Resignation of Dr. Robert W. Karr
     On December 20, 2007, Dr. Robert W. Karr, President of Idera Pharmaceuticals, Inc. (the “Company”), submitted his resignation effective as of December 31, 2007. Dr. Karr will remain a member of the Company’s Board of Directors and will serve as a consultant to the Company.
(e) Executive Compensation Arrangements
     On December 20, 2007, the Board of Directors of the Company approved compensation arrangements for its executive officers, as set forth in the table below:
•	New base salaries for 2008;

•	The payment of cash bonus awards for 2007; and

•	The grant of options to purchase shares of common stock of the Company.

	2008 Base	2007 Cash
	Salary	Bonus	Stock Options

Sudhir Agrawal	$485,000	$500,000	125,000
Chief Executive Officer, Chief Scientific Officer and Director

Robert Karr	—	$200,000	45,000
President

Alice Bexon	$300,000	$70,000	20,000
Vice President, Clinical Development

Timothy Sullivan	$265,000	$50,000	25,000
Vice President, Development Programs
     Each of the options to purchase shares of the Company’s common stock (1) is granted effective January 2, 2008 pursuant to the Company’s 2005 Stock Incentive Plan, (2) will have an exercise price equal to the closing price of the Company’s Common Stock on the NASDAQ Global Market on January 2, 2008 and (3) will vest in equal quarterly installments over four years.
     In connection with Dr. Karr’s resignation as discussed above under item (b), the Company has agreed to pay Dr. Karr a consulting fee of $375 per hour up to a maximum of $3,000 for each day of services performed by Dr. Karr.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.
Date: December 27, 2007	By:	/s/ Sudhir Agrawal
Sudhir Agrawal
Chief Executive Officer